EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Shares of Taseko Mines Limited. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


Date: January 9, 2003            Exploration Capital Partners 2000 Limited
                                 Partnership

                                 By: Resource Capital Investment Corporation,
                                     its general partner


                                 By: /s/ Keith Presnell
                                     ---------------------------------------
                                     Keith Presnell, Chief Financial Officer



Date: January 9, 2003            Resource Capital Investment Corporation


                                 By: /s/ Keith Presnell
                                     ---------------------------------------
                                     Keith Presnell, Chief Financial Officer



Date: January 9, 2003            Rule Family Trust udt 12/17/98


                                 By: /s/ Keith Presnell
                                     ---------------------------------------
                                     Keith Presnell, Attorney-in-Fact for
                                     Arthur Richards Rule, Trustee



Date: January 9, 2003            Arthur Richards Rule, individually


                                 By: /s/ Keith Presnell
                                     ---------------------------------------
                                     Keith Presnell, Attorney-in-Fact